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Hilton Reports Second Quarter Results; Raises Full Year Outlook

MCLEAN, VA (July 26, 2023) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its second quarter 2023 results. Highlights include:

•Diluted EPS was $1.55 for the second quarter, and diluted EPS, adjusted for special items, was $1.63, both exceeding the high end of guidance

•Net income was $413 million for the second quarter, exceeding the high end of guidance

•Adjusted EBITDA was $811 million for the second quarter, exceeding the high end of guidance

•System-wide comparable RevPAR increased 12.1 percent, on a currency neutral basis, for the second quarter compared to the same period in 2022

•System-wide comparable RevPAR increased 9.3 percent, on a currency neutral basis, for the second quarter compared to the same period in 2019

•Approved 36,000 new rooms for development during the second quarter, bringing Hilton's development pipeline to 440,900 rooms as of June 30, 2023, representing growth of 7 percent from June 30, 2022

•Added 14,000 rooms to Hilton's system in the second quarter, resulting in 11,200 net additional rooms in Hilton's system during the period

•Repurchased 3.3 million shares of Hilton common stock during the second quarter, bringing total capital return, including dividends, to $510 million for the quarter and $1,123 million year to date through July

•Launched a new extended-stay brand with the working title Project H3 in May 2023

•Full year 2023 system-wide RevPAR is expected to increase between 10 percent and 12 percent on a comparable and currency neutral basis compared to 2022; full year net income is projected to be between $1,387 million and $1,422 million; full year Adjusted EBITDA is projected to be between $2,975 million and $3,025 million

•Full year 2023 capital return is projected to be between $2.4 billion and $2.6 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "System-wide comparable RevPAR continued to expand throughout the quarter, experiencing growth across all of our customer segments and regions, driven by strong preference for our brands. Our top line performance yielded meaningful bottom line results, as we exceeded the high end of our guidance for Adjusted EBITDA and diluted EPS, adjusted for special items. We continue to drive long-term growth of our global network through the launch of strategic, new brands and have already added over 60,000 rooms to our development pipeline during 2023."

For the three months ended June 30, 2023, system-wide comparable RevPAR increased 12.1 percent compared to the same period in 2022 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 16.1 percent compared to the same period in 2022. For comparison to pre-pandemic results, system-wide comparable RevPAR for the three months ended June 30, 2023 increased 9.3 percent compared to the same period in 2019, and management and franchise fee revenues increased 30.8 percent from the same period in 2019.

For the six months ended June 30, 2023, system-wide comparable RevPAR increased 19.7 percent compared to the same period in 2022 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 22.1 percent compared to the same period in 2022. For comparison to pre-pandemic results, system-wide comparable RevPAR for the six months ended June 30, 2023 increased 8.8 percent compared to the same period in 2019, and management and franchise fee revenues increased 28.7 percent from the same period in 2019.

For the three months ended June 30, 2023, diluted EPS was $1.55 and diluted EPS, adjusted for special items, was $1.63 compared to $1.32 and $1.29, respectively, for the three months ended June 30, 2022. Net income and Adjusted EBITDA were $413 million and $811 million, respectively, for the three months ended June 30, 2023, compared to $367 million and $679 million, respectively, for the three months ended June 30, 2022.

For the six months ended June 30, 2023, diluted EPS was $2.31 and diluted EPS, adjusted for special items, was $2.86 compared to $2.07 and $2.00, respectively, for the six months ended June 30, 2022. Net income and Adjusted EBITDA were $622 million and $1,452 million, respectively, for the six months ended June 30, 2023, compared to $578 million and $1,127 million, respectively, for the six months ended June 30, 2022.

Development

In the second quarter of 2023, Hilton opened 92 new hotels totaling 14,000 rooms and achieved net unit growth of 11,200 rooms. During the quarter, Hilton opened the Conrad Shenzhen, Hilton's first luxury property in China's technology hub, and surpassed 150,000 hotel rooms in the Asia Pacific region, which included nearly 50,000 Hampton by Hilton rooms in China. Additionally, continuing to demonstrate the value of our all-suites category, Hilton opened the 600th Home2 Suites by Hilton, one of the fastest growing brands in the industry.

Hilton added over 36,000 rooms to the development pipeline during the second quarter, and, as of June 30, 2023, Hilton's development pipeline totaled approximately 3,060 hotels representing 440,900 rooms throughout 116 countries and territories, including 29 countries and territories where Hilton did not have any existing hotels. Additionally, of the rooms in the development pipeline, 217,000 of the rooms were under construction and 250,100 of the rooms were located outside of the U.S.

Spark by Hilton, our new premium economy brand launched in January 2023, had approximately 60 hotels in the development pipeline as of June 30, 2023. In May 2023, Hilton launched a new brand in the U.S. under the working title Project H3, an inventive, new apartment-style extended-stay brand positioned to serve the unique needs of the long-stay traveler, including the rapidly expanding workforce travel market.

Balance Sheet and Liquidity

As of June 30, 2023, Hilton had $8.8 billion of long-term debt outstanding, excluding the deduction for deferred financing costs and discount, with a weighted average interest rate of 4.54 percent. Excluding all finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 4.53 percent and no scheduled maturities until May 2025. As of June 30, 2023, no debt amounts were outstanding under Hilton's $2.0 billion senior secured revolving credit facility, which had an available borrowing capacity of $1,940 million after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $883 million as of June 30, 2023, including $77 million of restricted cash and cash equivalents.

During the second quarter of 2023, Hilton repurchased 3.3 million shares of its common stock at a cost of $470 million and an average price per share of $141.96. During the six months ended June 30, 2023, Hilton repurchased 6.5 million shares of its common stock at an average price per share of $140.94, returning $916 million of capital to shareholders. Through July 21, 2023, since the inception of Hilton's stock repurchase program in March 2017, Hilton repurchased approximately 59.7 million shares of its common stock for approximately $5.9 billion at an average price per share of $99.03. The amount remaining under Hilton's stock repurchase program is approximately $2.1 billion.

In June 2023, Hilton paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $40 million, bringing total dividend payments for the year to $81 million. In July 2023, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before September 29, 2023 to holders of record of its common stock as of the close of business on August 25, 2023.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2023

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 10 percent and 12 percent compared to 2022.
•Diluted EPS is projected to be between $5.18 and $5.31.
•Diluted EPS, adjusted for special items, is projected to be between $5.93 and $6.06.
•Net income is projected to be between $1,387 million and $1,422 million.
•Adjusted EBITDA is projected to be between $2,975 million and $3,025 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are expected to be approximately $300 million.
•Capital return is projected to be between $2.4 billion and $2.6 billion.
•General and administrative expenses are projected to be between $390 million and $410 million.
•Net unit growth is expected to be approximately 5 percent.

Third Quarter 2023

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 4 percent and 6 percent compared to the third quarter of 2022.
•Diluted EPS is projected to be between $1.49 and $1.54.
•Diluted EPS, adjusted for special items, is projected to be between $1.60 and $1.65.
•Net income is projected to be between $395 million and $409 million.
•Adjusted EBITDA is projected to be between $790 million and $810 million.

Conference Call

Hilton will host a conference call to discuss second quarter of 2023 results on July 26, 2023 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 1121609. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 9297768.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond Hilton's control, such as inflation, changes in interest rates, challenges due to labor shortages and supply chain disruptions and recent events affecting the financial services industry; risks related to the impact of the COVID-19 pandemic; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of Hilton's information technology systems; growth of reservation channels outside of Hilton's system; risks of doing business outside of the U.S.; risks associated with the Russian invasion of Ukraine; and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 22 world-class brands comprising nearly 7,300 properties and more than 1.1 million rooms, in 123 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on Fortune's 100 Best Companies to Work For list and been recognized as a global leader on the Dow Jones Sustainability Indices for six consecutive years. Hilton has introduced several industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 165 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues
Franchise and licensing fees	$618	$545	$1,126	$958
Base and other management fees	86	75	166	130
Incentive management fees	69	46	134	80
Owned and leased hotels	341	282	589	432
Other revenues	46	25	81	43
	1,160	973	2,096	1,643
Other revenues from managed and franchised properties	1,500	1,267	2,857	2,318
Total revenues	2,660	2,240	4,953	3,961

Expenses
Owned and leased hotels	297	257	548	442
Depreciation and amortization	37	40	74	84
General and administrative	111	103	202	194
Other expenses	33	11	54	22
	478	411	878	742
Other expenses from managed and franchised properties	1,508	1,231	2,903	2,252
Total expenses	1,986	1,642	3,781	2,994

Operating income	674	598	1,172	967

Interest expense	(111)	(99)	(227)	(189)
Gain (loss) on foreign currency transactions	(6)	8	(6)	4
Loss on investments in unconsolidated affiliate	—	—	(92)	—
Other non-operating income, net	11	6	23	22

Income before income taxes	568	513	870	804

Income tax expense	(155)	(146)	(248)	(226)

Net income	413	367	622	578
Net loss (income) attributable to noncontrolling interests	(2)	1	(5)	2
Net income attributable to Hilton stockholders	$411	$368	$617	$580

Weighted average shares outstanding:
Basic	264	278	265	278
Diluted	266	280	267	281

Earnings per share:
Basic	$1.56	$1.33	$2.33	$2.09
Diluted	$1.55	$1.32	$2.31	$2.07

Cash dividends declared per share	$0.15	$0.15	$0.30	$0.15

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2023	vs. 2022		2023	vs. 2022	2023	vs. 2022
Region
U.S.	75.9%	1.3%	pts.	$169.31	3.8%	$128.51	5.6%
Americas (excluding U.S.)	70.7	4.2		153.60	15.1	108.66	22.4
Europe	75.4	4.1		181.74	19.3	136.96	26.2
Middle East & Africa	67.5	7.4		179.08	15.9	120.85	30.2
Asia Pacific	69.9	20.9		111.88	25.4	78.19	79.0

Brand
Waldorf Astoria Hotels & Resorts	65.4%	9.3%	pts.	$506.43	0.9%	$331.19	17.6%
LXR Hotels & Resorts	48.8	3.1		488.18	8.2	238.26	15.6
Conrad Hotels & Resorts	72.8	13.6		299.71	14.4	218.27	40.6
Canopy by Hilton	72.7	7.8		227.29	7.1	165.30	20.0
Hilton Hotels & Resorts	71.7	7.8		195.61	7.1	140.29	20.2
Curio Collection by Hilton	71.6	5.8		234.39	2.1	167.80	11.0
DoubleTree by Hilton	71.1	4.4		146.30	6.3	104.09	13.2
Tapestry Collection by Hilton	72.3	3.6		183.21	5.6	132.46	11.0
Embassy Suites by Hilton	76.1	2.5		187.64	4.3	142.78	7.9
Hilton Garden Inn	74.2	2.7		151.71	4.8	112.58	8.8
Hampton by Hilton	75.8	3.6		136.08	3.6	103.13	8.8
Tru by Hilton	75.6	1.3		132.74	2.9	100.30	4.6
Homewood Suites by Hilton	81.6	(0.3)		162.40	5.5	132.59	5.2
Home2 Suites by Hilton	81.9	1.0		145.60	5.0	119.19	6.2

Segment
Management and franchise	74.6%	4.1%	pts.	$162.16	5.5%	$121.00	11.6%
Ownership(1)	76.2	12.3		249.09	19.7	189.69	42.7

System-wide	74.6%	4.2%	pts.	$163.47	5.9%	$122.02	12.1%

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HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2023	vs. 2022		2023	vs. 2022	2023	vs. 2022
Region
U.S.	72.4%	3.9%	pts.	$164.74	6.2%	$119.20	12.4%
Americas (excluding U.S.)	68.3	9.5		150.83	17.4	103.01	36.2
Europe	68.8	9.7		164.28	20.2	113.00	40.0
Middle East & Africa	70.8	7.8		177.66	16.8	125.79	31.2
Asia Pacific	67.8	22.5		113.94	23.6	77.30	84.7

Brand
Waldorf Astoria Hotels & Resorts	63.6%	12.5%	pts.	$532.72	(3.8)%	$338.85	19.7%
LXR Hotels & Resorts	47.4	3.6		488.72	4.4	231.51	12.9
Conrad Hotels & Resorts	71.0	17.4		291.53	17.7	207.12	56.0
Canopy by Hilton	69.0	12.2		219.95	8.9	151.69	32.3
Hilton Hotels & Resorts	68.3	11.9		190.75	9.6	130.20	32.7
Curio Collection by Hilton	69.1	10.1		232.10	2.6	160.35	20.1
DoubleTree by Hilton	67.5	7.1		142.25	8.0	96.02	20.8
Tapestry Collection by Hilton	67.4	5.3		176.62	8.7	119.01	17.9
Embassy Suites by Hilton	72.7	6.1		182.80	6.2	132.87	15.9
Hilton Garden Inn	70.8	5.5		145.72	7.2	103.10	16.2
Hampton by Hilton	72.1	6.0		130.84	4.8	94.38	14.3
Tru by Hilton	71.8	3.5		127.72	4.8	91.68	10.3
Homewood Suites by Hilton	79.2	1.2		156.31	7.6	123.75	9.3
Home2 Suites by Hilton	79.4	2.3		141.37	7.0	112.24	10.1

Segment
Management and franchise	71.3%	6.8%	pts.	$157.59	7.6%	$112.33	19.0%
Ownership(1)	69.6	18.9		228.82	19.9	159.18	64.7

System-wide	71.3%	7.0%	pts.	$158.62	7.9%	$113.02	19.7%
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2023

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	12	4,487	—	—	12	4,487
Americas (excluding U.S.)	—	—	3	422	—	—	3	422
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	7	1,867	—	—	7	1,867
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	522	3	522
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	70	1	307	2	377
Middle East & Africa	—	—	1	41	3	282	4	323
Asia Pacific	—	—	—	—	1	114	1	114
Conrad Hotels & Resorts
U.S.	—	—	6	2,227	2	1,730	8	3,957
Americas (excluding U.S.)	—	—	3	787	—	—	3	787
Europe	—	—	4	1,155	1	107	5	1,262
Middle East & Africa	1	614	4	1,689	—	—	5	2,303
Asia Pacific	1	164	24	7,388	1	659	26	8,211
Canopy by Hilton
U.S.	—	—	—	—	26	4,490	26	4,490
Americas (excluding U.S.)	—	—	2	272	1	184	3	456
Europe	—	—	1	123	4	917	5	1,040
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	4	614	—	—	4	614
Signia by Hilton
U.S.	—	—	2	1,814	—	—	2	1,814
Hilton Hotels & Resorts
U.S.	—	—	58	43,910	189	59,378	247	103,288
Americas (excluding U.S.)	1	405	31	11,790	23	6,788	55	18,983
Europe	37	11,135	43	14,792	44	11,508	124	37,435
Middle East & Africa	4	1,705	39	13,387	4	1,738	47	16,830
Asia Pacific	5	2,999	114	39,527	9	3,557	128	46,083
Curio Collection by Hilton
U.S.	—	—	11	4,979	64	13,098	75	18,077
Americas (excluding U.S.)	—	—	2	99	18	2,272	20	2,371
Europe	—	—	6	516	30	4,024	36	4,540
Middle East & Africa	—	—	4	741	2	557	6	1,298
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	31	10,087	348	79,102	379	89,189
Americas (excluding U.S.)	—	—	3	587	38	7,698	41	8,285
Europe	—	—	17	4,211	110	19,195	127	23,406
Middle East & Africa	—	—	19	5,242	5	996	24	6,238
Asia Pacific	—	—	85	22,592	8	2,101	93	24,693

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HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of June 30, 2023

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	—	—	87	10,512	87	10,512
Americas (excluding U.S.)	—	—	1	138	9	1,122	10	1,260
Europe	—	—	—	—	9	524	9	524
Middle East & Africa	—	—	1	50	—	—	1	50
Asia Pacific	—	—	2	382	1	175	3	557
Embassy Suites by Hilton
U.S.	—	—	37	9,943	219	49,225	256	59,168
Americas (excluding U.S.)	—	—	2	504	7	1,829	9	2,333
Middle East & Africa	—	—	—	—	1	151	1	151
Motto by Hilton
U.S.	—	—	—	—	3	871	3	871
Americas (excluding U.S.)	—	—	—	—	1	115	1	115
Europe	—	—	—	—	1	108	1	108
Hilton Garden Inn
U.S.	—	—	6	689	736	101,529	742	102,218
Americas (excluding U.S.)	—	—	12	1,838	53	7,952	65	9,790
Europe	—	—	13	2,524	67	10,712	80	13,236
Middle East & Africa	—	—	17	3,555	3	474	20	4,029
Asia Pacific	—	—	66	14,151	9	1,502	75	15,653
Hampton by Hilton
U.S.	—	—	22	2,858	2,322	229,921	2,344	232,779
Americas (excluding U.S.)	—	—	12	1,537	117	14,166	129	15,703
Europe	—	—	16	2,697	111	17,423	127	20,120
Middle East & Africa	—	—	5	1,459	—	—	5	1,459
Asia Pacific	—	—	—	—	306	48,663	306	48,663
Tru by Hilton
U.S.	—	—	—	—	238	23,227	238	23,227
Americas (excluding U.S.)	—	—	—	—	4	453	4	453
Homewood Suites by Hilton
U.S.	—	—	9	1,131	502	57,382	511	58,513
Americas (excluding U.S.)	—	—	3	406	24	2,688	27	3,094
Home2 Suites by Hilton
U.S.	—	—	2	210	564	59,063	566	59,273
Americas (excluding U.S.)	—	—	—	—	9	952	9	952
Asia Pacific	—	—	—	—	33	4,953	33	4,953
Other	—	—	3	1,322	6	1,436	9	2,758
Total hotels	51	17,485	781	243,940	6,380	868,776	7,212	1,130,201
Hilton Grand Vacations(2)	—	—	—	—	83	14,648	83	14,648
Total system	51	17,485	781	243,940	6,463	883,424	7,295	1,144,849
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.
(2)Includes properties under our timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2023	2022	$	%
Capital expenditures for property and equipment(2)	$30	$7	23	NM(1)
Capitalized software costs(3)	23	15	8	53.3
Total capital expenditures	53	22	31	NM(1)
Contract acquisition costs, net of refunds(4)	34	26	8	30.8
Total capital expenditures and contract acquisition costs	$87	$48	39	81.3

	Six Months Ended
	June 30,		Increase / (Decrease)
	2023	2022	$	%
Capital expenditures for property and equipment(2)	$74	$11	63	NM(1)
Capitalized software costs(3)	42	25	17	68.0
Total capital expenditures	116	36	80	NM(1)
Contract acquisition costs, net of refunds(4)	139	41	98	NM(1)
Total capital expenditures and contract acquisition costs	$255	$77	178	NM(1)
____________
(1)Fluctuation in terms of percentage change is not meaningful.
(2)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $2 million and $1 million for the three months ended June 30, 2023 and 2022, respectively, and $4 million and $2 million for the six months ended June 30, 2023 and 2022, respectively. Excludes expenditures for FF&E replacement reserves of $15 million for both the three months ended June 30, 2023 and 2022, and $23 million and $27 million for the six months ended June 30, 2023 and 2022, respectively.
(3)Includes $21 million and $14 million of expenditures that were reimbursed to us by third parties for the three months ended June 30, 2023 and 2022, respectively, and $39 million and $23 million for the six months ended June 30, 2023 and 2022, respectively.
(4)The increase during the period was due to the timing of certain strategic hotel developments supporting Hilton's growth.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income attributable to Hilton stockholders, as reported	$411	$368	$617	$580
Diluted EPS, as reported	$1.55	$1.32	$2.31	$2.07
Special items:
Net other expenses (revenues) from managed and franchised properties	$8	$(36)	$46	$(66)
Purchase accounting amortization(1)	11	11	22	23
Loss on investments in unconsolidated affiliate(2)	—	—	92	—
FF&E replacement reserves	15	15	23	27
Tax-related adjustments(3)	(8)	—	(8)	—
Other adjustments(4)	4	—	9	(10)
Total special items before taxes	30	(10)	184	(26)
Income tax benefit (expense) on special items	(9)	3	(36)	8
Total special items after taxes	$21	$(7)	$148	$(18)

Net income, adjusted for special items	$432	$361	$765	$562
Diluted EPS, adjusted for special items	$1.63	$1.29	$2.86	$2.00
____________
(1)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets will be fully amortized during 2023.
(2)Amount includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(3)Amounts include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax benefits.
(4)Amounts for the three months ended June 30, 2023 and the six months ended June 30, 2023 and 2022 include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," which were recognized in other non-operating income, net.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$413	$367	$622	$578
Interest expense	111	99	227	189
Income tax expense	155	146	248	226
Depreciation and amortization expenses	37	40	74	84
EBITDA	716	652	1,171	1,077
Loss (gain) on foreign currency transactions	6	(8)	6	(4)
Loss on investments in unconsolidated affiliate(1)	—	—	92	—
FF&E replacement reserves	15	15	23	27
Share-based compensation expense	52	47	85	84
Amortization of contract acquisition costs	11	10	21	18
Net other expenses (revenues) from managed and franchised properties	8	(36)	46	(66)
Other adjustments(2)	3	(1)	8	(9)
Adjusted EBITDA	$811	$679	$1,452	$1,127
____________
(1)Amount includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(2)Amounts for the three months ended June 30, 2023 and six months ended June 30, 2023 and 2022 include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate." All periods include severance and other items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Total revenues, as reported	$2,660	$2,240	$4,953	$3,961
Add: amortization of contract acquisition costs	11	10	21	18
Less: other revenues from managed and franchised properties	(1,500)	(1,267)	(2,857)	(2,318)
Total revenues, as adjusted	$1,171	$983	$2,117	$1,661

Net income	$413	$367	$622	$578
Net income margin	15.5%	16.4%	12.6%	14.6%

Adjusted EBITDA	$811	$679	$1,452	$1,127
Adjusted EBITDA margin	69.3%	69.1%	68.6%	67.9%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	June 30,	December 31,
	2023	2022
Long-term debt, including current maturities	$8,731	$8,747
Add: unamortized deferred financing costs and discount	67	73
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	8,798	8,820
Less: cash and cash equivalents	(806)	(1,209)
Less: restricted cash and cash equivalents	(77)	(77)
Net debt	$7,915	$7,534

	Six Months Ended		Year Ended	TTM Ended
	June 30,		December 31,	June 30,
	2023	2022	2022	2023
Net income	$622	$578	$1,257	$1,301
Interest expense	227	189	415	453
Income tax expense	248	226	477	499
Depreciation and amortization expenses	74	84	162	152
EBITDA	1,171	1,077	2,311	2,405
Loss (gain) on foreign currency transactions	6	(4)	(5)	5
Loss on investments in unconsolidated affiliate(1)	92	—	—	92
FF&E replacement reserves	23	27	54	50
Share-based compensation expense	85	84	162	163
Amortization of contract acquisition costs	21	18	38	41
Net other expenses (revenues) from managed and franchised properties	46	(66)	39	151
Other adjustments(2)	8	(9)	—	17
Adjusted EBITDA	$1,452	$1,127	$2,599	$2,924

Long-term debt				$8,731
Long-term debt to net income ratio				6.7

Net debt				$7,915
Net debt to Adjusted EBITDA ratio				2.7
____________
(1)Amount includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(2)Amount for the year ended December 31, 2022 was less than $1 million. All periods include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	September 30, 2023
	Low Case	High Case
Net income attributable to Hilton stockholders	$392	$406
Diluted EPS(1)	$1.49	$1.54
Special items(2):
Purchase accounting amortization	$11	$11
FF&E replacement reserves	24	24
Total special items before taxes	35	35
Income tax expense on special items	(5)	(5)
Total special items after taxes	$30	$30

Net income, adjusted for special items	$422	$436
Diluted EPS, adjusted for special items(1)	$1.60	$1.65

	Year Ending
	December 31, 2023
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,376	$1,411
Diluted EPS(1)	$5.18	$5.31
Special items(2):
Net other expenses from managed and franchised properties	$46	$46
Purchase accounting amortization	38	38
Loss on investments in unconsolidated affiliate	92	92
FF&E replacement reserves	66	66
Tax-related adjustments	(8)	(8)
Other adjustments	9	9
Total special items before taxes	243	243
Income tax expense on special items	(43)	(43)
Total special items after taxes	$200	$200

Net income, adjusted for special items	$1,576	$1,611
Diluted EPS, adjusted for special items(1)	$5.93	$6.06
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	September 30, 2023
	Low Case	High Case
Net income	$395	$409
Interest expense	110	110
Income tax expense	158	164
Depreciation and amortization expenses	40	40
EBITDA	703	723
FF&E replacement reserves	24	24
Share-based compensation expense	43	43
Amortization of contract acquisition costs	11	11
Other adjustments(1)	9	9
Adjusted EBITDA	$790	$810

	Year Ending
	December 31, 2023
	Low Case	High Case
Net income	$1,387	$1,422
Interest expense	453	453
Income tax expense	551	566
Depreciation and amortization expenses	146	146
EBITDA	2,537	2,587
Loss on foreign currency transactions	6	6
Loss on investments in unconsolidated affiliate	92	92
FF&E replacement reserves	66	66
Share-based compensation expense	160	160
Amortization of contract acquisition costs	43	43
Net other expenses from managed and franchised properties	46	46
Other adjustments(1)	25	25
Adjusted EBITDA	$2,975	$3,025
____________
(1)Includes adjustments for severance and other items. See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended June 30, 2023, which is calculated as the six months ended June 30, 2023 plus the year ended December 31, 2022 less the six months ended June 30, 2022. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company's management uses TTM information to evaluate the Company's financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA, Net Income Margin and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Net income margin represents net income as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company's financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss) or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing the Company's results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available. Of the 7,212 hotels in the Company's system as of June 30, 2023, 6,048 hotels were classified as comparable hotels. The 1,164 non-comparable hotels as of June 30, 2023 included 388 hotels, or approximately five percent of the total hotels in the Company's system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, encountered business interruption, underwent large-scale capital projects or comparable results were otherwise not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR throughout this press release are presented on a comparable basis, based on the comparable hotels as of June 30, 2023, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and six months ended June 30, 2023 and 2022 or 2019 use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its unaudited condensed consolidated financial statements for the three and six months ended June 30, 2023, respectively.